EXHIBIT 32.2
Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350(a) and (b))
The undersigned officer, who is the Chief Financial Officer of Terreno Realty Corporation (the “Company”), hereby certifies to the best of his knowledge, that the Company’s Annual Report on Form 10-K to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Coke
Michael A. Coke
Chief Financial Officer

March 29, 2010